Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 4, 2016, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc., for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the prospectus/consent solicitation statement.

Laguna Hills, California

September 26, 2017